                                                                    Exhibit 24.1

                               POWER OF ATTORNEY

            KNOW ALL BY THESE PRESENTS that the undersigned, RAMON MURGUIA, hereby constitutes and appoints each of MICHAEL A. WEILAND, AMY E. SZOSTAK,
CRAIG R. CARBERRY, BOLA M. BEARD and JUDY A. CARON of The Northern Trust
Company, and JAMES A. CASEY and PHILIP J. NIEHOFF of Mayer Brown LLP, as his
true and lawful attorneys-in-fact to:

      (1)   execute for and on behalf of the undersigned all Schedules and other statements and amendments thereto required to be filed under
            Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as
            amended (the "Exchange Act"), and the rules thereunder;

      (2)   execute for and on behalf of the undersigned Forms 3, 4 and 5 required to be filed under Section 16(a) of the Exchange Act and the rules thereunder;

      (3)   do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Schedule or Form referred to above and the timely filing of such Schedule or Form with the United States Securities and Exchange
            Commission ("SEC") and any other authority; and

      (4)   take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such an attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.

            The powers granted above may be exercised by such attorneys-in-fact on behalf of the undersigned individually or on behalf of the undersigned in any fiduciary or representative capacity in which the undersigned may be acting.

            The powers granted above may be exercised by any one of such attorneys-in-fact acting alone.

            The undersigned grants to each such attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue hereof, including but not limited to any filing with the SEC of any
Schedule or Form referred to above and any agreement to file a single Schedule
13D or 13G in accordance with Regulation S 240.13d-1(k).  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Sections 13 and 16 of the Exchange Act.

            This Power of Attorney shall be effective on the date set forth below and shall continue in full force and effect as long as the undersigned shall be subject to Sections 13 or 16 of the Exchange Act and the rules thereunder or until such earlier date on which written notification executed by the undersigned is filed with the SEC expressly revoking this Power of Attorney.

            IN WITNESS WHEREOF, the undersigned has caused this Power of
Attorney to be executed on this 6th day of February 2019.

                                            /s/ Ramon Murguia
                                            ------------------------------------
                                            Ramon Murguia

STATE OF MISSOURI   )
                    )
COUNTY OF JACKSON   )

      I, VERONICA MEZA-ARELLANO, a Notary Public in and for said County, in the
State aforesaid, DO HEREBY CERTIFY that RAMON MURGUIA, personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that such person signed, sealed and delivered said instrument as his free and voluntary act, for the uses and purposes therein set forth.

      GIVEN under my hand and notarial seal this 6th day of February 2019.

                                            /s/ Veronica Meza-Arellano
                                            ------------------------------------
                                            Notary Public

My Commission Expires: March 27, 2021.